                                     EXHIBIT 10.5

               Restated and Amended Senior Executives' Retirement Plan

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                           AMERICAN COMMERCIAL BANK

              RESTATED AND AMENDED SENIOR EXECUTIVES' RETIREMENT PLAN

     This Restated and Amended Senior Executives' Retirement Plan is executed in consideration of the following facts:

     A. The Board of Directors of American Commercial Bank adopted a Senior Executives' Income Continuation Plan, July 30, 1990, to be effective, January 1, 1990.

     B. The Senior Executives' Income Continuation Plan was renamed the Senior Executives' Retirement Plan (hereinafter the "Plan") by amendment adopted January 5, 1993.

     C. The Plan has been amended previously on January 5, 1993, January 19, 1993, September 21, 1993, and October 23, 1997.

     D. The Directors desire to restate and amend the Plan. It is the intention that after adoption, this document shall constitute the entire Plan, and that prior amendments and versions need not be consulted, except as explicitly set forth herein.

WHEREFORE, the Senior Executives' Retirement Plan is amended and restated as follows:

          1.  PLAN BENEFITS.  The Plan shall offer the following benefits:

               a. NORMAL RETIREMENT BENEFIT. Upon Normal Retirement Date, any extension thereof, or actual retirement, whichever occurs later, the Participant shall receive a monthly retirement benefit equal to fifty percent (50%) of Base Pay (as hereinafter defined), payable for 120 months. This benefit is subject to the vesting rules set forth in this Plan.

               b. POST-RETIREMENT DEATH BENEFIT. In the event a Participant dies prior to receipt of the payments set forth in paragraph 1a, the payments shall be made to the Designated Beneficiary. If there is no Designated Beneficiary, or if such Designated Beneficiary dies, such benefit shall be payable to Participant's Estate. If the Designated Beneficiary dies prior to receipt of all benefits, then such benefits shall be paid to Participant's Estate.

               c. PRE-RETIREMENT DEATH BENEFIT. In the event the Participant dies before attaining Normal Retirement Date, such Participant's Designated Beneficiary shall receive the benefit as set forth in paragraph 1a. Payments will commence within thirty days of the death of the Participant. If the Designated Beneficiary dies prior to receipt of all benefits, then such benefits shall be paid to Participant's Estate.

               d. DISABILITY RETIREMENT. In the event a Participant resigns or is removed due to medical disability, such Participant shall receive the benefit as set forth in paragraph 1a. Benefits will commence within thirty days of the resignation or removal.

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               e. EARLY RETIREMENT. In the event a Participant resigns, or is terminated, such Participant shall receive, commencing at Normal Retirement Date, such portion of the Benefit as has vested in accordance with the terms of this Plan. Such benefit shall not be payable if the resignation or removal is due to fraudulent or dishonest conduct. In the event Participant so elects, the retirement benefit may be commenced after age 60, and up to five years prior to Normal Retirement Date, provided that the benefit otherwise payable shall be reduced by ten percent (10%) per year or portion thereof that payments commence prior to Normal Retirement Date. As an example, if a Participant joined plan at age 50, and worked for the Bank for 12 years, and then chose to retire, the vested benefit paid would be 80% of the normal benefit, and this sum would be reduced by 30% for the three years early retirement, yielding a 56% benefit. As a further example, if a Participant joined the plan at age 45, AND PRIOR TO APRIL 1, 1998, and worked for the Bank for 15 years and was fully vested, and chose to retire at age 60, there would be no reduction, as the Participant would have attained both age 60 and Normal Retirement Date. If a Participant joined the plan at age 45, BUT AFTER MARCH 31,1998, and worked for the Bank for 15 years, and was fully vested, and chose to retire at age 60, there would be a 50% reduction in benefit (5 years early retirement x 10% per year).

               f. EXCLUSION OF DUPLICATED BENEFITS. No Senior Executive shall be eligible for benefits under this Plan if said Officer is receiving or entitled to receive benefits under the Chief Executive Officer's Retirement Plan or the Directors' Retirement Plan maintained by the Bank.

               g. BUYOUT OF BENEFITS. Nothing in the forgoing shall prohibit Bank and a Participant who has terminated employment from the Bank from agreeing to a lump sum payoff of the liability for future payments. Neither party, however, is obliged to agree to any such buyout. The fact of a buyout of one Participant shall not require the Bank to agree to a buyout as to any other Participant.

               h. WITHHOLDING. Bank shall withhold any required taxes from any benefits otherwise payable under this Plan, in accordance with the laws of the United States of America and the State of California.

          2. VESTING RULES. A Participant's benefits under this Plan shall vest as follows:

               a. FIVE-YEAR WAITING PERIOD. No Participant shall be eligible under this Plan for a benefit until said Participant has served five years both as a Senior Executive and a Participant. Said five-year period commences with date of execution of the Adoption Agreement provided in this Plan.

               b. CLIFF VESTING AT FIVE-YEAR ANNIVERSARY. At 12:01 a.m., on the fifth anniversary of execution of the Adoption Agreement (regardless of whether such day shall fall on a banking day, holiday or otherwise) a Participant shall be vested thirty-three and one third percent (33 1/3%) in the Plan.


                               AMERICAN COMMERCIAL BANK
               RESTATED AND AMENDED SENIOR EXECUTIVES' RETIREMENT PLAN
                                    MARCH 26, 1998
                                        PAGE 2

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               c. ACCRUAL AFTER FIFTH ANNIVERSARY.  From and after the fifth anniversary, benefits shall vest at faster of the following rates:

                    (1) Six and two thirds percent (6 2/3%) per year, accruing at 12:01 a.m., beginning on the sixth anniversary, and annually thereafter on each anniversary until fully vested.

                    (2) A percentage calculated by dividing sixty-six and two thirds percent by the number of whole years (ignoring all fractions) to Normal Retirement Date from the fifth anniversary date of the Plan. For example, if a Participant has 8 years and eleven months to Normal Retirement Date on the fifth anniversary, the fraction would be 66 2/3% divided by 8, or eight and a third percent (8 1/3%).

               d. DEATH OR DISABILITY. In the event a Participant dies, or in the event a Participant resigns due to disability, such Participant shall be immediately vested 100% under this Plan.

               e. AMENDMENT RULE. No amendment may have the effect of reducing benefits already vested in a Participant. Amendments may restrict further vesting of benefits until such benefits would accrue under the Plan.

               f. TRANSITION RULE. The vesting set forth in this restatement is effective October 23, 1997. There is no intention in this restatement to change the previously adopted vesting schedule, except for the five-year cliff vesting rule, which was adopted October 23, 1997. To the extent any Participant was already vested as of such date, and had been a Participant less than five years, then any further vesting shall continue under the old plan, until the fifth anniversary, at which time the Participant shall be vested in at least one third of the benefits. Vesting thereafter shall be under the terms of this restated plan. If any Participant has been a Participant for at least five years, and is vested as of the date of adoption of this Plan at a rate higher than such Participant would have been vested under the vesting schedule herein, then the vesting accrued shall be retained, but further vesting shall not occur until such benefits would accrue under this Plan. If any Participant became such after October 23, 1997, only the vesting plan set forth in this restated plan shall apply.

               g. PAYMENT OF PARTIAL BENEFITS. In the event a Participant retires and is vested less than one hundred percent, said Participant shall receive the vested portion of the benefit payable over ten years. For example, if a Participant is 70% vested at retirement, said Participant shall receive 70% of the normal retirement benefit set forth in paragraph 1a for ten years.

          3. PARTICIPATION. Participation in the Plan shall be at the discretion of the Board of Directors. The Plan is not intended to automatically include all employees of Bank, nor all Senior Executives of Bank. The Board of Directors shall designate those Senior Executives to whom it

                               American Commercial Bank
               Restated and Amended Senior Executives' Retirement Plan
                                    March 26, 1998
                                        Page 3

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wishes to offer Participation. Upon acceptance, and execution of the Adoption
Agreement, the Senior Executive shall become a Participant under this Plan.

          4. SPECIAL RULE IN EVENT OF SALE OR MERGER OF BANK. In the event all stock of American Commercial Bank or Americorp is transferred to a single buyer, or in the event that the Bank or Americorp is merged into another corporation, and Americorp is not the surviving corporation, AND the successor bank does not assume and confirm the Plan as then in effect, THEN all benefits to Participants who have not previously retired shall be deemed vested, effective upon such merger or sale, at the higher of the following rates:

               a. The vesting of the Participant pursuant to the provisions of paragraph 2 of this Plan OR

               b. Twenty five percent (25%) per full year employed by Bank, excluding the first full year of employment, but not to exceed one hundred percent (100%).

If the Participant is terminated any time within the twelve months immediately following the merger, except for fraudulent or dishonest conduct, or if the Plan is terminated during this period, the termination will be deemed to be a result or condition of the merger and the vesting rule of this paragraph will apply. This provision is intended only to have the affect of accelerating vesting. No other provision, including the time for payment of normal retirement benefits, shall be affected.

          5. UNFUNDED PLAN. This Plan is not funded by any fund or specific asset or assets of the Bank. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Bank by reason of any amounts due to such Participant under this Plan, nor any right to receive any distribution under the Plan except as, and to the extent expressly provided in the Plan. Nothing in the Plan shall be deemed to give any subsidiary, parent or affiliate of the Bank rights to participate in the Plan, except in accordance with the provisions of the Plan. All benefits provided for hereunder are completely unsecured and are payable only out of the general assets of the Bank. The Bank shall be under no obligation whatsoever to purchase or maintain any life insurance policy or annuity contract or in any other manner provide the benefits or fund its obligations under this Plan.

          6. RIGHT OF THE BANK TO TERMINATE THE PLAN. The Bank shall have the right to terminate this Plan at any time. If the Plan is terminated, the Participants shall receive future benefits in the same manner and amount as such Participant would have received under Paragraph 1a, subject to the vesting limitations set forth in Paragraph 2. Should the Bank elect to Terminate the Plan, it shall be obligated to continue to pay all benefits provided for hereunder to all Participants or their Designated Beneficiaries, as the case may be, who have died or retired and who have become entitled to receive benefits in accordance with the terms of this Plan.


                               American Commercial Bank
               Restated and Amended Senior Executives' Retirement Plan
                                    March 26, 1998
                                        Page 4

          7. ADMINISTRATION. The Board of Directors of the Bank shall have full power and authority to administer this Plan. The Board may establish a committee of three (3) members of the Bank's Board of Directors to administer the Plan. No member of the Board shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own willful misconduct or lack of good faith. The Directors shall, from time to time, establish eligibility requirements for participation in the Plan and rules for the Administration of the Plan that are consistent with the provisions of the Plan.

          8. AMENDMENT. The Board of Directors reserves the right to amend this Plan in such manner as it deems necessary, in its sole discretion, subject to the limitations of recognizing vesting as set forth in this Plan.

          9. ADOPTION AGREEMENTS. A Senior Executive who is offered participation in the Plan shall execute an Adoption Agreement in order to become a Participant in the Plan. The Bank shall promptly sign Adoption Agreements of Senior Executives offered participation who accept and sign the Adoption Agreement. All those who have previously signed Adoption Agreements on the effective date of this amendment and restatement shall be asked to execute amended Adoption Agreements to bring benefits into line with the Plan as restated. Bank shall present amended Adoption Agreements to all Participants within 30 days of final adoption of this restated Plan. The form of Adoption Agreement is attached hereto as Exhibit A and incorporated herein by reference. The form of Amended Adoption Agreement for current Participants is attached hereto as Exhibit B and incorporated herein by reference.

          10. CONTINUED EMPLOYMENT. This Plan and the Adoption Agreement shall not be construed as a contract of employment. Neither the Plan nor the Adoption Agreement restrict the right of the Bank to terminate the Participant's employment, or the right of the Participant to resign. Any Participant's continued employment shall continue on terms mutually agreed between Participant and Bank without respect to this Plan or the Adoption Agreement. Any payments made under this Plan shall be independent of, and in addition to, those under any other Plan, program or agreement which may be in effect from time to time between the Bank and Participant.

          11. MISCELLANEOUS.

               a.   DEFINITIONS.

                         (1)  "Bank" means American Commercial Bank.

                         (2)  "Base Pay" means the annualized salary for the
last three calendar years of employment with the Bank, divided by thirty-six. For example, if a Participant retires July 1, 1999, the annualized salary for 1999, plus the actual salary for 1998, and 1997, will be added and divided by thirty-six.


                               American Commercial Bank
               Restated and Amended Senior Executives' Retirement Plan
                                    March 26, 1998
                                        Page 5

                         (3) "Designated Beneficiary" means any person
designated in writing by a Participant to receive benefits under this Plan in the event of the Participant's death. A Participant may elect to name more than one person, setting forth the shares they are each to receive. Failure to designate shares among multiple Designated Beneficiaries will be deemed an election to have them share equally. A Participant may also elect to name a person or persons to be alternates. Unless otherwise stated, alternate nominations shall take effect only if every Designated Beneficiary is deceased or (if not an individual) no longer in existence. A Designated Beneficiary shall have no rights or standing under this Plan until the death of the Participant. Until the condition arises which would trigger the elevation of an alternate to a Designated Beneficiary, such alternate shall have no rights or standing under this Plan.

                         (4) "Medical Disability" shall mean a medical condition
which significantly limits or restricts the ability of the Participant to function fully and competently as a Senior Executive of Bank for a period of not less than six (6) months. The Board of Directors shall consider and rule upon requests for resignation based upon medical disability on a case by case basis, taking all factors and information available to the Board into consideration. It shall not be necessary for the Participant to provide a medical opinion that he is medically disabled for purposes of Social Security, disability benefits provided by the Bank under other plans, or for purposes of State Disability Insurance.

                         (5) "Normal Retirement Date" for Participants who have
become Participants in the Plan for the first time prior to April 1, 1998 shall be the earlier of age sixty-five (65) or the fifteenth anniversary of execution of the Adoption Agreement by Participant and Bank. "Normal Retirement Date" for Participants who become Participants in the Plan for the first time after March 31, 1998 shall be age sixty-five (65). By agreement between Bank and Participant, Normal Retirement Date may be extended to a later date: Extensions of longer than one year shall require Board approval.

                         (6) "Plan" means the Senior Executives' Retirement Plan
of American Commercial Bank as described in this instrument.

                         (7) "Participant" means any Senior Executive of
American Commercial Bank who is offered the opportunity to participate in this Plan and who signs an Adoption Agreement pursuant to this Plan which is countersigned by Bank. Any individual who has become a Participant in the Plan and subsequently retires or is disabled, remains a Participant until all benefits have been paid pursuant to the Plan. A Designated Beneficiary is a Participant upon death of the Participant, and remains a Participant until all benefits have been paid pursuant to the Plan.

                         (8) "Senior Executive" means any Executive of American
Commercial Bank with the title of Vice President or higher. The fact that an individual is a Senior Executive does


                               American Commercial Bank
               Restated and Amended Senior Executives' Retirement Plan
                                    March 26, 1998
                                        Page 6
not entitle such individual to become a Participant in the Plan. Participation is at the discretion of the Board of Directors of Bank.

               b. GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of California.

               c. LIMITATIONS ON LIABILITY. The payment of benefits hereunder to the Participant or his or her beneficiary pursuant to this Plan shall fully discharge the Bank from all claims or liabilities with respect to such payments unless, before such payment is made, the Bank has received at its principal place of the business written notice by or on behalf of some other person who claims to be entitled to such payments or some part thereof. In the event the Participant is deceased and a Court of competent jurisdiction has entered a final order with respect to his or her estate, payment of such money, or portions thereof, if any be due, pursuant to the terms of the judgment shall likewise fully protect the Bank making such payment unless, before such payment is made, written notice of a claim or adverse claim is received in the manner provided above.

               d. SUICIDE. No benefits shall be payable hereunder to a Designated Beneficiary if the Participant's death occurs as a result of suicide, while sane or insane, within two years after

                    (1) execution of the Adoption Agreement or

                    (2) any subsequent change in the benefits for said Participant, but the benefit withheld under this paragraph d(2) shall only be the amount of increase in benefits represented by such change.

                               American Commercial Bank
               Restated and Amended Senior Executives' Retirement Plan
                                    March 26, 1998
                                        Page 7

                            ADOPTION AGREEMENT

     This agreement is executed the ____day of ___________, ____ between American Commercial Bank (hereinafter "Bank") and __________________ (hereinafter "[Last Name of Employee]") in consideration of the following facts:

     A. Bank has adopted a Senior Executives' Retirement Plan (hereinafter "Plan"). [Last Name] has been provided with a copy of the Plan as it exists on the date of this Adoption Agreement.

     B. The board of directors of Bank has offered to [Last Name] the opportunity to participate in the Plan.

     C. [Last Name] accepts the offer on the terms and conditions set forth herein.

WHEREFORE, the parties agree as follows:

          1. EFFECTIVE DATE.   Effective on ____________ [Last Name] shall
become a Participant in the Plan. Hereinafter, references to Participant shall mean [Last Name]. Participant shall be entitled to the benefits as provided in the Plan.

          2. PLAN. The parties shall be bound by all of the provisions of the Plan, as they exist at the time of signing of this Agreement, and as amended from time to time. Amendments shall be subject to the limitations on amendment in effect as of the date of execution of this Adoption Agreement. No amendment may have the effect of reducing benefits already vested in Participant. Amendments may restrict further vesting of benefits until such benefits would accrue under the Plan.

          3. NORMAL RETIREMENT DATE. For purposes of the Plan, the Participant's Normal Retirement Date shall be _______________________.

          4. DESIGNATED BENEFICIARY. For purposes of any death benefits, the following is my Designated Beneficiary:

               a. Designated Beneficiary/Beneficiaries:________________________
_______________________________________________________________________________

               b. Alternate Designated Beneficiary/Beneficiaries. In the event the Designated Beneficiary/Beneficiaries set forth in paragraph a does not survive Participant, or does not exist at Participant's death, the following shall be the Designated Beneficiary/Beneficiaries:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                              EXHIBIT A

NOTE: If Participant is married, the spouse of Participant must sign a consent to this Adoption Agreement if the spouse is not the sole Designated Beneficiary under subparagraph a.

     5. PHYSICAL EXAMINATION. Participant agrees to take such physical examination and to provide such information as may be required by Bank for the purpose of acquiring life insurance, which the Bank may choose purchase on Participant's life, with Bank as beneficiary. Participant shall have no rights in any such insurance.

Date:
     -----------------------                 ----------------------------------
                                             [Last Name], Participant


                                             AMERICAN COMMERCIAL BANK


Date:                                        By
     -----------------------                    -------------------------------


                                  SPOUSAL CONSENT
                                (MUST BE NOTARIZED)

     The undersigned, spouse of Participant, agrees to the Designated Beneficiary being other than the undersigned.

Date:
     -----------------------                    -------------------------------



                              EXHIBIT A

                              AMENDED ADOPTION AGREEMENT

     This agreement is executed the ____ day of___________,_____, between American Commercial Bank (hereinafter "Bank") and ____________________ (hereinafter "[Last Name of Employee]") in consideration of the following facts:

     A. Bank has adopted a Senior Executives' Retirement Plan. Participant has been provided with a copy of the Restated and Amended Senior Executives' Retirement Plan as adopted on March 26, 1998 (hereinafter "Plan").

     B. [Last Name] is presently a participant in the Plan.

     C. Bank has amended and restated the Plan since the original Adoption Agreement was signed.

WHEREFORE, the parties agree as follows:

     1. EFFECTIVE DATE. Effective on ______________________, [Last Name] became a Participant in the Plan. Hereinafter, references to Participant shall mean [Last Name]. Participant shall be entitled to the benefits as provided in the Plan.

     2. VESTED BENEFITS. As of the date of this Amendment, Participant was vested in Plan benefits __________________ percent (_________%). Further vesting [shall continue as provided in the Plan from this date forward] [shall cease until ____________________, at which time it shall resume as provided in the Plan].

     3. PLAN. The parties shall be bound by all of the provisions of the Plan, as they exist at the time of signing of this Agreement, and as amended from time to time. Amendments shall be subject to the limitations on amendment in effect as of the date of execution of this Adoption Agreement. No amendment may have the effect of reducing benefits already vested in Participant. Amendments may restrict further vesting of benefits until such benefits would accrue under the Plan.

     4. NORMAL RETIREMENT DATE. For purposes of the Plan, the Participant's Normal Retirement Date shall be __________________________.

     5. DESIGNATED BENEFICIARY. For purposes of any death benefits, the following is my Designated Beneficiary:

          a. Designated Beneficiary/Beneficiaries:____________________________
______________________________________________________________________________



                              EXHIBIT B

          b. Alternate Designated Beneficiary/Beneficiaries. In the event the Designated Beneficiary/Beneficiaries set forth in paragraph a does not survive Participant, or does not exist at Participant's death, the following shall be the Designated Beneficiary/Beneficiaries:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

NOTE: If Participant is married, the spouse of Participant must sign a consent to this Adoption Agreement if the spouse is not the sole Designated Beneficiary under subparagraph a.

     6. PHYSICAL EXAMINATION. Participant agrees to take such physical examination and to provide such information as may be required by Bank for the purpose of acquiring life insurance, which the Bank may choose purchase on Participant's life, with Bank as beneficiary. Participant shall have no rights in any such insurance.

     7. PRIOR ADOPTION AGREEMENTS. This Adoption Agreement supersedes and replaces all prior Adoption Agreements, provided, however, that nothing in this Adoption Agreement shall be deemed to reduce benefits already vested in Participant.

Date:
     -----------------------                 ----------------------------------
                                             [Last Name], Participant


                                             AMERICAN COMMERCIAL BANK


Date:                                        By
     -----------------------                    -------------------------------


                                   SPOUSAL CONSENT
                                 (MUST BE NOTARIZED)

     The undersigned, spouse of Participant, agrees to the Designated Beneficiary being other than the undersigned.


Date:
     -----------------------                 ----------------------------------




                              EXHIBIT B